UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2014

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UCP, Inc.

(Exact Name of Registrant as Specified in Charter)
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Delaware	001-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California (Address of Principal Executive Offices)	95113 (Zip Code)

Registrant’s telephone number, including area code (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 1, 2014, the Board of Directors (the “Board”) of UCP, Inc. (the “Company”), upon recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from five to six members and appointed Ms. Kathleen R. Wade to the Board as an independent director to fill the vacancy created by the increase, effective April 1, 2014.  Ms. Wade has been designated as a Class I director and will serve until the 2014 annual meeting of the Company’s stockholders or until her successor has been duly elected and qualified.  Ms. Wade will stand for election by the Company’s stockholders at the 2014 annual meeting of stockholders.  Ms Wade was also appointed to the Audit Committee of the Company.

Currently, Ms. Wade, age 60, is a private investor. Previously, she held positions at Standard Pacific Homes (“Standard Pacific”), a publicly-traded national homebuilder, for almost a decade, including as the President of the Southwest and Southeast Regions from 2009 to 2011 and the President of the Southwest Region from 2002 to 2009. In addition, she previously held positions at Standard Pacific of Arizona as the Chief Executive Officer from 2000 to 2002 and as the President from 1998 to 2000. Prior to joining Standard Pacific, Ms. Wade served as the President of the Arizona Division of UDC Homes, Inc., a homebuilder, from 1996 to 1998 and as a Co-Chief Executive Officer and director of Continental Homes, Inc., a publicly-traded homebuilder, from 1985 to 1995.  Ms. Wade received a B.S. in Accounting from Arizona State University.

There is no arrangement or understanding between Ms. Wade and any other person pursuant to which Ms. Wade was selected as a director. Ms. Wade does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Wade will be entitled to compensation for her service on the Board on the same basis as all other non-employee directors of the Company, including participation in the UCP, Inc. 2013 Long-Term Incentive Plan.  Ms. Wade will receive an annual cash retainer of $60,000, a grant of Class A restricted stock units having a value of $60,000 (vesting on the first anniversary of the grant date) and a cash retainer of $10,000 for her services on the Audit Committee.  In addition, the Company will enter into an indemnity agreement with Ms. Wade, substantially in the form of the indemnification agreement that the Company entered into with each of its other directors, to supplement the indemnification coverage provided to directors by the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

UCP, Inc.

By:	/s/ William J. La Herran
William J. La Herran
Chief Financial Officer and Treasurer